Exhibit 21.1

Subsidiaries of Equinix, Inc.

Entity	Jurisdiction
Equinix (Australia) Enterprises Holdings Pty Limited	Australia
Equinix (Australia) Enterprises Pty Limited	Australia
Equinix Australia Pty Limited	Australia
McLaren Pty Limited	Australia
Metronode (ACT) Pty Limited	Australia
Metronode (NSW) Pty Ltd	Australia
Metronode C1 Pty Limited	Australia
Metronode Group Pty Limited	Australia
Metronode Investments Pty Limited	Australia
Metronode M2 Pty Ltd	Australia
Metronode P2 Pty Limited	Australia
MGH Pegasus Pty Ltd	Australia
Equinix Australia National Pty. Ltd.	Australia
Metronode S2 Pty Ltd	Australia
MGH Bidco Pty Limited	Australia
MGH Finco Pty Limited	Australia
MGH Holdco Pty Ltd	Australia
McLaren Unit Trust	Australia
Equinix do Brasil Soluções de Tecnologia em Informática Ltda.	Brazil
Equinix do Brasil Telecomunicações Ltda.	Brazil
Equinix Colombia, Inc.	British Virgin Islands
Equinix (Bulgaria) Data Centers EOOD	Bulgaria
Equinix (Canada) Enterprises Ltd.	Canada
Equinix Canada Ltd.	Canada
CHI 3, LLC	Delaware, U.S.
DCI Management, Inc.	Delaware, U.S.
DCI Tech Holdings Infomart, LLLP	Delaware, U.S.
EPS Enterprises, Inc.	Delaware, U.S.
Equinix (EMEA) Management, Inc.	Delaware, U.S.
Equinix (Government) LLC	Delaware, U.S.
Equinix (US) Enterprises, Inc.	Delaware, U.S.
Equinix (Velocity) Holding Company	Delaware, U.S.
Equinix Impact LLC	Delaware, U.S.
Equinix LLC	Delaware, U.S.
Equinix Pacific LLC	Delaware, U.S.
Equinix Professional Services, Inc.	Delaware, U.S.
Equinix Government Solutions LLC	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Infomart Dallas GP, LLC	Delaware, U.S.
Infomart Dallas, LP	Delaware, U.S.

Entity	Jurisdiction
Infomart Holdings, LLC	Delaware, U.S.
Infomart Venture, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
Moran Road Partners, LLC	Delaware, U.S.
NY2 Hartz Way, LLC	Delaware, U.S.
SV1, LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch & Data LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.
Switch & Data/NY Facilities Company LLC	Delaware, U.S.
Switch and Data CA Nine LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
VDC I, LLC	Delaware, U.S.
VDC II, LLC	Delaware, U.S.
VDC III, LLC	Delaware, U.S.
VDC IV, LLC	Delaware, U.S.
VDC V, LLC	Delaware, U.S.
VDC VI, LLC	Delaware, U.S.
VDC VII, LLC	Delaware, U.S.
VDC VIII, LLC	Delaware, U.S.
Equinix Hyperscale (LP) LLC	Delaware, U.S.
Equinix Hyperscale (GP) LLC	Delaware, U.S.
Equinix (Finland) Enterprises Oy	Finland
Equinix (Finland) Oy	Finland
Equinix (France) Enterprises SAS	France
Equinix (Real Estate) Holdings SC	France
Equinix (Real Estate) SCI	France
Equinix France SAS	France
Equinix (Germany) Enterprises GmbH	Germany
Equinix (Germany) GmbH	Germany
Equinix (Real Estate) GmbH	Germany
Upminster GmbH	Germany
Equinix Hyperscale 1 (FR9) GmbH	Germany
Equinix Hyperscale 1 (FR11) GmbH	Germany
Equinix (Hong Kong) Enterprises Limited	Hong Kong
Equinix Hong Kong Limited	Hong Kong
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix (Ireland) Enterprises Limited	Ireland
Equinix (Ireland) Limited	Ireland
Equinix (Italia) Enterprises S.r.l.	Italy
Equinix Italia S.r.l.	Italy
Open Hub Med Societa Consortile a responsabilita limitata	Italy

Entity	Jurisdiction
Equinix (Japan) Enterprises K.K.	Japan
Equinix (Japan) Technology Services K.K.	Japan
Equinix Japan K.K	Japan
Metronode New Zealand Limited	New Zealand
Equinix Muscat LLC	Oman
Equinix Middle East Services LLC	Oman
Equinix (China) Investment Holding Co., Ltd (亿利互连 (中国) 投资有限公司)	People’s Republic of China
Equinix Information Technology (Shanghai) Co., Ltd. (亿利互连信息技术 (上海) 有限公司)	People’s Republic of China
Equinix WGQ Information Technology (Shanghai) Co., Ltd. (亿利互连 (上海) 通讯科技有限公司)	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co., Ltd. (亿利互连数据系统 (上海) 有限公司)	People’s Republic of China
Gaohong Equinix (Shanghai) Information Technology Co., Ltd (高鸿亿利 (上海) 信息技术有限公司)	People’s Republic of China
Equinix (Poland) Technology Services sp. z o.o.	Poland
Equinix (Poland) Enterprises sp. z o.o.	Poland
Equinix (Poland) sp. z o.o.	Poland
Equinix (Portugal) Data Centers, S.A.	Portugal
Equinix II (Portugal) Enterprises Data Centers, Unipessoal Lda	Portugal
Equinix Korea LLC	Republic of Korea
Equinix (Singapore) Enterprises Pte. Ltd.	Singapore
Equinix Asia Pacific Holdings Pte. Ltd.	Singapore
Equinix Asia Pacific Pte. Ltd.	Singapore
Equinix Singapore Holdings Pte. Ltd.	Singapore
Equinix Singapore Pte. Ltd.	Singapore
Equinix (Spain) Enterprises, S.L.U.	Spain
Equinix (Spain), S.A.U.	Spain
TelecityGroup Spain S.A.	Spain
Equinix (Sweden) AB	Sweden
Equinix (Sweden) Enterprises AB	Sweden
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Switzerland) GmbH	Switzerland
EMEA Hyperscale 1 C.V.	The Netherlands
Equinix Hyperscale 1 Holdings B.V.	The Netherlands
Equinix (EMEA) Acquisition Enterprises B.V.	The Netherlands
Equinix (EMEA) B.V.	The Netherlands
Equinix (Netherlands) B.V.	The Netherlands
Equinix (Netherlands) Enterprises B.V.	The Netherlands
Equinix (Netherlands) Holdings B.V.	The Netherlands
Switch Datacenters Amsterdam B.V.	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Virtu Secure Webservices B.V.	The Netherlands
Equinix (EMEA) Hyperscale Services B.V.	The Netherlands
Equinix Turkey Data Merkezi Üretim Insaat Sanayi ve Ticaret Anonim Sirketi	Turkey
Equinix Turkey Enterprises Data Merkezi Üretim Insaat Sanayi ve Ticaret Anonim Sirketi	Turkey

Entity	Jurisdiction
Equinix Middle East FZ-LLC	United Arab Emirates
Equinix Hyperscale 1 (LD11) Limited	United Kingdom
Equinix (Services) Limited	United Kingdom
Equinix (UK) Enterprises Limited	United Kingdom
Equinix (UK) Limited	United Kingdom
Equinix Hyperscale (France) Holdings SAS	France
Equinix Hyperscale 1 (PA9) SAS	France
Equinix Hyperscale 1 (PA8) SAS	France
Equinix Hyperscale 1 (UK) Financing Limited	United Kingdom
Equinix Hyperscale 1 (LD13) Limited	United Kingdom